UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 19, 2020
Date of Report (Date of earliest event reported)
DELEK US HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38142		35-2581557
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

7102 Commerce Way	Brentwood	Tennessee	37027
(Address of Principal Executive)			(Zip Code)
(615) 771-6701
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01 Entry into a Material Definitive Agreement.
Incremental Term Loans
On May 19, 2020 (the “Closing Date”), Delek US Holdings, Inc. (the “Company”), as borrower, entered into an amendment to its senior secured term loan facility (the “Term Loan Credit Facility”) pursuant to the terms of the Third Incremental Amendment to Term Loan Credit Agreement (the “Incremental Amendment”) to the Term Loan Credit Agreement, dated as of March 30, 2018 (as amended, the “Term Loan Credit Agreement”), by and among the Company, as borrower, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent. Pursuant to the Incremental Amendment, the Company borrowed $200 million in aggregate principal amount of incremental term loans (the “Incremental Term Loans”), which constitute a separate class of term loans under the Term Loan Credit Facility from those initially borrowed in March 2018 and the incremental term loans borrowed in May 2019 and November 2019 (collectively, the “Existing Term Loans”).
Borrowings under the Incremental Amendment bear interest at a rate that is determined, at the Company’s election, at LIBOR or at base rate, in each case, plus an applicable margin of 5.50% with respect to LIBOR borrowings and 4.50% with respect to base rate borrowings. Additionally, the Company will be required to pay a prepayment fee equal to a make-whole if the Incremental Term Loans are prepaid pursuant to an optional prepayment, in connection with a non-permitted debt issuance or in connection with an acceleration within one year of the Incremental Amendment. The Company may voluntarily prepay outstanding Incremental Term Loans at any time subject to customary “breakage” costs with respect to LIBOR loans and subject to a prepayment premium of 1.00% in connection with certain customary repricing events that may occur during the period from the day after the first anniversary of the Closing Date through the second anniversary of the Closing Date. The other terms of the Incremental Term Loans are substantially identical to the terms applicable to the Existing Term Loans. The Company will use the proceeds of the Incremental Term Loans (i) for general corporate purposes and (ii) to pay transaction fees and expenses.
The foregoing description of the Incremental Amendment does not purport to be complete and is qualified in its entirety by reference to the Incremental Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The description of the Incremental Amendment and the Incremental Term Loans provided above under Item 1.01 are incorporated by reference in this Item 2.03.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1
Third Incremental Amendment to Term Loan Credit Agreement, dated as of May 19, 2020, by and among Delek US Holdings, Inc., as borrower, the guarantors party thereto, the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2020	DELEK US HOLDINGS, INC

/s/ Reuven Spiegel
Name: Reuven Speigel
Title: Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)